EXHIBIT 99.1

             e-The Movie Network, Inc. Announces New Name and Symbol

Brooklyn, New York - May 4, 2004 - e The Movie Network, Inc. announced that it has changed its name to Cell Power Technologies, Inc. The new stock symbol for the company is CLPW.

In other developments, Compact Power Systems, Inc., who is promoting the Cellboost product line in the USA, launched an advertising campaign to raise product awareness about the celboost portable battery. The Cellboost commercial has already aired on CNBC, Comedy Central, ESPN, Fox News, FX Network, Headline News, MSNBC and the History Channel.

About Cell Power Technologies, Inc. -Cell Power is the exclusive sub-distributor for Cellboost(TM) in Latin and South America. Cell Power is also entitled to royalty payments from the distribution of units of Cellboost(TM) in the United States, Mexico, Canada, Puerto Rico, the US Virgin Islands, Caribbean and Israel. Cellboost(TM) is a small portable cell-phone battery that comes in phone specific models to fit most commercially available cell phones. It offers up to one-hour additional talk time. Cellboost(TM) is currently available in North America in flagship retailers like Office Max, Office Depot and Staples. More information on the product can be found at www.cellboost.com.

FORWARD-LOOKING STATEMENTS

         ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 2003, ITS QUARTERLY REPORTS ON FORM-10-QSB, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

For additional information please contact:
        Cell Power Technologies, Inc.
        Jacob Herskovits, President
        admin@cellpowertec.com
        P. 718-436-7931